                                                                    EXHIBIT 99.1



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Western Multiplex Corporation:


         We have audited the accompanying consolidated balance sheets of Western Multiplex Corporation (a Delaware corporation, formerly known as Glenayre Western Multiplex) and subsidiary as of December 31, 1999 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Western Multiplex Corporation and subsidiary as of December 31, 1999 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States.

         Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 14(a) is presented for the purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                                         /s/ Arthur Andersen LLP

San Jose, California
January 23, 2001

                          WESTERN MULTIPLEX CORPORATION


                           CONSOLIDATED BALANCE SHEETS


                        AS OF DECEMBER 31, 1999 AND 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                      December 31,
                                                                                  ---------------------
                                                                                    1999         2000
                                                                                  --------    ---------
                          ASSETS
Current assets:
  Cash and cash equivalents ...................................................   $  1,913    $  31,094
  Short-term investments ......................................................         --       20,633
  Accounts receivable, net of allowances of $339 and $444,
   respectively ...............................................................      8,830       34,292
  Inventory ...................................................................      5,543       10,949
  Prepaid expenses and other ..................................................        301        4,970
  Deferred tax assets .........................................................      1,057        1,573
                                                                                  --------    ---------
    Total current assets ......................................................     17,644      103,511
Long-term investments and other ...............................................         --        3,014
Equipment and leasehold improvements, net .....................................      2,496        5,381
Deferred tax assets ...........................................................      3,882        3,565
Deferred financing costs ......................................................        748           --
Other long-term assets ........................................................         --        2,500
Goodwill and other intangible assets, net of accumulated
 amortization of $3,438 and $5,820, respectively ..............................     18,552       22,906
                                                                                  --------    ---------
    Total assets ..............................................................   $ 43,322    $ 140,877
                                                                                  ========    =========
           LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Revolving line of credit ....................................................   $  2,000    $      --
  Long-term debt--current portion .............................................      2,847           --
  Accounts payable ............................................................      3,059       10,208
  Accrued liabilities .........................................................      3,848        8,582
  Payable to parent company ...................................................      1,409           35
                                                                                  --------    ---------
    Total current liabilities .................................................     13,163       18,825
Long-term debt ................................................................     19,153           28
                                                                                  --------    ---------
    Total liabilities .........................................................     32,316       18,853
                                                                                  --------    ---------
Commitments and contingencies (Note 6)


Stockholders' equity:
  Common stock, Class A, par value $.01; authorized
   100,000,000, none issued at December 31, 1999 and
   55,569,419 issued and outstanding at December 31,
   2000 .......................................................................         --          975
  Common stock, Class B, par value $.01; authorized
   100,000,000, 80,000,000 issued; 38,000,000 and none
   outstanding at December 31, 1999 and 2000,
   respectively ...............................................................        800           --
  Paid-in capital .............................................................     31,433      141,341
  Treasury stock ..............................................................    (21,000)     (21,000)
  Deferred stock compensation .................................................         --       (4,310)
  Other comprehensive income ..................................................         --           12
  Retained earnings (deficit) .................................................       (227)       6,068
  Less: Employee stock subscription receivable ................................         --       (1,062)
                                                                                  --------    ---------
    Total stockholders' equity ................................................     11,006      122,024
                                                                                  --------    ---------
    Total liabilities and stockholders' equity ................................   $ 43,322    $ 140,877
                                                                                  ========    =========

The accompanying notes are an integral part of these consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION

                         CONSOLIDATED INCOME STATEMENTS


              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      Year Ended December 31,
                                            --------------------------------------------
                                                1998            1999            2000
                                            ------------    ------------    ------------
Revenue .................................   $     32,903    $     44,750    $    105,508
Cost of revenue .........................         17,703          22,470          50,466
                                            ------------    ------------    ------------
    Gross profit ........................         15,200          22,280          55,042
                                            ------------    ------------    ------------
Operating expenses:
  Research and development ..............          4,866           5,925          12,379
  Sales and marketing ...................          5,105           6,154          16,180
  General and administrative ............          1,494           2,038           6,351
  Amortization of goodwill ..............            731             737           2,382
  Amortization of deferred stock
   compensation (*) .....................             --              --           4,161
  Recapitalization costs ................             --           3,050              --
  Merger costs, net of reimbursements ...             --              --             185
                                            ------------    ------------    ------------
    Total operating expenses ............         12,196          17,904          41,638
                                            ------------    ------------    ------------
    Income from operations ..............          3,004           4,376          13,404
Interest expense ........................            (24)           (368)         (1,584)
Interest income .........................                                          1,669
                                            ------------    ------------    ------------
    Income before taxes .................          2,980           4,008          13,489
Income tax provision ....................          1,145           2,831           6,800
                                            ------------    ------------    ------------
    Income before extraordinary item ....          1,835           1,177           6,689
Loss on early extinguishment of debt, net
 of income tax benefit of $241 ..........             --              --             394
                                            ------------    ------------    ------------
    Net income ..........................   $      1,835    $      1,177    $      6,295
                                            ============    ============    ============
Basic earnings per share ................   $       0.02    $       0.02    $       0.13
                                            ============    ============    ============
Diluted earnings per share ..............   $       0.02    $       0.02    $       0.12
                                            ============    ============    ============
Shares used to compute basic earnings per
 share ..................................     80,000,000      73,000,000      47,044,568
                                            ============    ============    ============
Shares used to compute diluted earnings
 per share ..............................     80,000,000      73,000,000      52,080,734
                                            ============    ============    ============

--------
(*) Amortization of deferred stock compensation has been excluded from the following expenses:

  Cost of revenue................................................................  $   67
  Research and development.......................................................   2,000
  Sales and marketing............................................................     981
  General and administrative.....................................................   1,113

The accompanying notes are an integral part of these consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION


                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

              For the Years Ended December 31, 1998, 1999 and 2000
                (Dollars in thousands, except per share amounts)

                                       Common Stock                 Treasury Stock              Treasury Stock
                        ----------------------------------------  ----------------------   ----------------------      Additional
                         Class A              Class B              Class A                    Class B                   Paid-in
                          Shares    Amount    Shares      Amount    Shares       Amount       Shares      Amount        Capital
                        ----------  ------  -----------   ------  -----------   --------   -----------   --------      ----------
Balance as of
December 31,
1997 .................          --   $ --    80,000,000   $ 800            --   $     --            --   $     --      $  32,443
Net income ...........          --     --            --      --            --         --            --         --             --
Net cash
transfers to
Glenayre .............          --     --            --      --            --         --            --         --             --
                        ----------   ----   -----------   -----   -----------   --------   -----------   --------      ---------
Balance as of
December 31,
1998 .................          --     --    80,000,000     800            --         --            --         --         32,443
Net income ...........          --     --            --      --            --         --            --         --             --
Net cash
transfers to
Glenayre .............          --     --            --      --            --         --            --         --             --
Forgiveness of
receivable from
Glenayre .............          --     --            --      --            --         --            --         --         (4,910)
Common stock
redemption
related to
recapitalization .....          --     --            --      --            --         --   (42,000,000)   (21,000)            --
Deferred tax
asset recognized
upon
recapitalization
and related tax
and election .........          --     --            --      --            --         --            --         --          3,900
                        ----------   ----   -----------   -----   -----------   --------   -----------   --------      ---------
Balance as of
December 31,
1999 .................          --     --    80,000,000     800            --         --   (42,000,000)   (21,000)        31,433
Net income ...........          --     --            --      --            --         --            --         --             --
Issuance of
Class A common
stock pursuant
to purchase
plan .................   3,830,351     38            --      --            --         --            --         --          1,879
Conversion of
Class B common
stock into Class
A common stock
immediately
prior to the
initial public
offering .............  80,000,000    800   (80,000,000)   (800)  (42,000,000)   (21,000)   42,000,000     21,000             --
Issuance of
Class A common
stock in
connection with
the Ubiquity
acquisition ..........     692,772      7            --      --            --         --            --         --          5,535
Stock options
assumed in
connection with
Ubiquity
acquisition ..........          --     --            --      --            --         --            --         --            834
Issuance of
Class A common
stock in
connection with
an initial
public offering,
net of issuance
costs of
$12,374 ..............   8,625,000     86            --      --            --         --            --         --         91,040
Exercise of
stock options ........      16,000     --                                                                                      8
Exercise of
warrants in
connection with
the
recapitalization
of the Company .......   4,370,000     44            --      --            --         --            --         --          2,141
Deferred stock
compensation .........      35,296     --            --      --            --         --            --         --          8,471
Amortization of
deferred stock
compensation
Unrealized gain
on investments,
net of tax ...........          --     --            --      --            --         --            --         --             --
Stock
subscription
receivable from
employees ............          --     --            --      --            --         --            --         --             --
                        ----------   ----   -----------   -----   -----------   --------   -----------   --------      ---------
Balance sheet as
of December 31,
2000 .................  97,569,419   $975            --   $  --   (42,000,000)  $(21,000)           --   $     --      $ 141,341
                        ==========   ====   ===========   =====   ===========   ========   ===========   ========      =========

                                                                                       Stock
                                 Deferred                             Net Payable   Subscription
                                  Stock         Other      Retained   (Receivable)   Receivable
                                 Compen-    Comprehensive  Earnings       from          from
                                  sation       Income      (Deficit)    Glenayre     Employees       Total
                                 ---------  -------------  ---------  ------------  ------------   ---------
Balance as of
December 31,
1997 ........................     $    --        $--       $(3,239)     $ 1,841       $    --      $  31,845
Net income ..................          --         --         1,835           --            --          1,835
Net cash
transfers to
Glenayre ....................          --         --            --       (2,961)           --         (2,961)
                                  -------        ---       -------      -------       -------      ---------
Balance as of
December 31,
1998 ........................          --         --        (1,404)      (1,120)           --         30,719
Net income ..................          --         --         1,177           --            --          1,177
Net cash
transfers to
Glenayre ....................          --         --            --       (3,790)           --         (3,790)
Forgiveness of
receivable from
Glenayre ....................          --         --            --        4,910            --             --
Common stock
redemption
related to
recapitalization ............          --         --            --           --            --        (21,000)
Deferred tax
asset recognized
upon
recapitalization
and related tax
and election ................          --         --            --           --            --          3,900
                                  -------        ---       -------      -------       -------      ---------
Balance as of
December 31,
1999 ........................          --         --          (227)          --            --         11,006
Net income ..................          --         --         6,295           --            --          6,295
Issuance of
Class A common
stock pursuant
to purchase
plan ........................          --         --            --           --            --          1,917
Conversion of
Class B common
stock into Class
A common stock
immediately
prior to the
initial public
offering ....................          --         --            --           --            --             --
Issuance of
Class A common
stock in
connection with
the Ubiquity
acquisition .................          --         --            --           --            --          5,542
Stock options
assumed in
connection with
Ubiquity
acquisition .................          --         --            --           --            --            834
Issuance of
Class A common
stock in
connection with
an initial
public offering,
net of issuance
costs of
$12,374 .....................          --         --            --           --            --         91,126
Exercise of
stock options ...............                                                                              8
Exercise of
warrants in
connection with
the
recapitalization
of the Company ..............          --         --            --           --            --          2,185
Deferred stock compensation .      (8,471)        --            --           --                            0
Amortization of
deferred stock
compensation ................       4,161         --                                                    4,161
Unrealized gain
on investments,
net of tax ..................          --         12            --           --            --             12
Stock
subscription
receivable from
employees ...................          --         --            --           --        (1,062)        (1,062)
                                  -------        ---       -------      -------       -------      ---------
Balance sheet as
of December 31,
2000 ........................     $(4,310)       $12       $ 6,068      $    --       $(1,062)     $ 122,024
                                  =======        ===       =======      =======       =======      =========

The accompanying notes are an integral part of these consolidated financial statements.

                          WESTERN MULTIPLEX CORPORATION


                      CONSOLIDATED STATEMENTS OF CASH FLOWS


              FOR THE YEARS ENDED DECEMBER 31, 1998, 1999 AND 2000
                             (DOLLARS IN THOUSANDS)

                                                            Year Ended December 31,
                                                       -----------------------------------
                                                        1998          1999          2000
                                                       -------      --------      --------
Cash flows from operating activities:
 Net income ......................................     $ 1,835      $  1,177      $  6,295
 Adjustments to reconcile net income to net cash
  provided by (used in) operating activities:
  Recapitalization costs .........................          --         3,050            --
  Depreciation and amortization ..................       1,409         1,292         7,597
  Deferred financing costs amortization ..........          --            32           748
  Provision for bad debt .........................          --           239           105
  Assets and liabilities:
   Accounts receivable ...........................      (1,084)       (4,133)      (25,567)
   Inventory .....................................      (1,238)          646        (5,406)
   Prepaid expenses and other ....................         (88)           30        (4,587)
   Deferred taxes ................................        (338)          152          (199)
   Other long-term assets ........................          --            --        (2,334)
   Accounts payable and accrued liabilities ......       1,413         2,909        11,616
   Payable to parent company .....................          65         1,266        (1,374)
   Other long-term obligations ...................         (34)         (286)           --
                                                       -------      --------      --------
    Net cash provided by (used in) operating
     activities ..................................       1,940         6,374       (13,106)
                                                       -------      --------      --------
Cash flows from investing activities:
 Purchases of equipment and leasehold
  improvements ...................................        (659)       (1,218)       (3,804)
 Purchases of investments ........................          --            --       (22,135)
 Issuance of letter of credit ....................          --            --        (1,500)
                                                       -------      --------      --------
    Net cash used in investing activities ........        (659)       (1,218)      (27,439)
                                                       -------      --------      --------
Cash flows from financing activities:
 Net proceeds from issuances of shares ...........          --            --        93,043
 Exercise of stock options .......................          --            --             8
 Exercise of warrants ............................     $    --      $     --      $  2,185
 Net proceeds from issuance and repayment of long-
  term debt ......................................          --        21,220       (21,972)
 Net borrowings on and repayment of line of
  credit .........................................          --         2,000        (2,476)
 Net cash transfers to Glenayre ..................      (2,961)       (3,790)           --
 Employee subscription receivable ................          --            --        (1,062)
 Payment for purchase of treasury stock ..........          --       (21,000)           --
 Recapitalization costs ..........................          --        (3,050)           --
                                                       -------      --------      --------
    Net cash provided by (used in) financing
     activities ..................................      (2,961)       (4,620)       69,726
                                                       -------      --------      --------
Net increase (decrease) in cash ..................      (1,680)          536        29,181
Cash and cash equivalents, beginning of period ...       3,057         1,377         1,913
                                                       -------      --------      --------
Cash and cash equivalents, end of period .........     $ 1,377      $  1,913      $ 31,094
                                                       =======      ========      ========
Supplemental Disclosures:
 Cash paid during the year for:
  Interest .......................................     $    24      $    190      $  1,585
                                                       =======      ========      ========
  Income taxes ...................................     $    11      $     39      $  7,740
                                                       =======      ========      ========
Noncash Transactions:
 Issuance of shares and stock options assumed in
  connection with the Ubiquity acquisition .......     $    --      $     --      $  6,376
                                                       =======      ========      ========

The accompanying notes are an integral part of these financial statements.

                          WESTERN MULTIPLEX CORPORATION


                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Organization and Operations of the Company

         Western Multiplex (the "Company") was founded in 1979 in Sunnyvale, California. In 1992, the Company launched the Lynx broadband wireless access systems, which are primarily used by wireless operators to connect their base stations to other base stations and to existing wire line networks. In 1999, the Company introduced the Tsunami broadband wireless access systems, which are primarily used by service providers, businesses and other enterprises to expand or establish private networks carrying Internet traffic among multiple facilities.

         The Company was acquired by GTI Acquisition Corporation ("GTI") in 1995, a wholly owned subsidiary of Glenayre Technologies Inc. ("Glenayre").

         Effective November 1, 1999, a recapitalization of the Company was executed that included the following transactions, in accordance with the terms of the Amended and Restated Acquisition Agreement by and among GTI Acquisition Corp., Glenayre Technologies, Inc., the Company and WMC Holding Corp. dated December 31, 1999 (the "Agreement"):

         - The Company borrowed $22.0 million under two term loan arrangements and drew down $2.0 million on a $10.0 million revolving credit facility with Credit Suisse First Boston.

         - The Company redeemed 42 million shares of Class B common stock from GTI for $21.0 million of the 80 million then outstanding shares.

         - WMC Holding Corp. ("Purchaser") acquired approximately 36 million shares of Class B common stock from GTI, or approximately 94.6% of the remaining outstanding shares of the Company, for approximately $16.5 million.

         - The Company incurred approximately $0.8 million in financing costs that were capitalized and $3.1 million in transaction costs related to the equity transactions that were classified as recapitalization costs in the income statement for 1999.

         On March 24, 2000, the Company acquired Ubiquity Communication, Inc. ("Ubiquity"), located in Petaluma, California. Ubiquity was a development stage company, which designs and develops point-to-multipoint broadband wireless systems. The Company issued 692,772 shares of Class A common stock in the acquisition and reserved 137,727 shares for issuance upon the exercise of the Ubiquity options assumed. The acquisition was accounted for as a purchase transaction. The total purchase price was valued at $6.4 million. Purchased intangibles and goodwill related to the acquisition totaled approximately $6.8 million and will be amortized on a straight-line basis over the estimated useful life of three years. The Company subsequently granted to certain Ubiquity employees an additional 350,000 options at an exercise price of $.50 under the Western Multiplex 1999 Stock Incentive Plan. Additionally, certain Ubiquity employees purchased 300,000 shares of WMC Holding Corp.

         On August 4, 2000, the Company completed its initial public offering of 7,500,000 shares of Class A common stock at a public offering price of $12.00 per share. On August 31, 2000, the underwriters exercised their option to purchase 1,125,000 additional shares of Class A common stock to cover over-allotments. The initial public offering and subsequent exercise of 1,125,000 shares by the underwriters resulted in net proceeds to the Company of approximately $91.1 million after payment of the underwriter's commission and deduction of offering expenses. Simultaneously with the closing of the initial public offering, all of the Company's then outstanding 38,000,000 shares of Class B common stock and 42,000,000 shares of Class B treasury stock were automatically converted into 38,000,000 shares of Class A common stock and 42,000,000 shares of Class A treasury stock, respectively.

                          WESTERN MULTIPLEX CORPORATION

         In August 2000, the Company used a portion of the net proceeds from the initial public offering to repay outstanding indebtedness. The Company made the mandatory prepayment of its term notes to Credit Suisse First Boston and also repaid all borrowings outstanding under the revolving credit facility. The total repayment including accrued interest was $28.9 million. In connection with the prepayment of its term notes, the Company wrote off deferred financing costs of $394,000, net of income taxes. This transaction was accounted for as an extraordinary loss on early extinguishment of debt.

         In November 2000, the Company entered into an Agreement and Plan of Merger with Adaptive Broadband Corporation ("Adaptive"). This proposed merger was subject to the approval of both the Company's and Adaptive's stockholders in special meetings of the stockholders of each company. In January 2001, prior to the special stockholders' meetings taking place, both companies mutually agreed to terminate the merger. During 2000, the Company incurred merger costs of $185,000 net of $3.0 million reimbursed by Adaptive in January 2000. The $3.0 million reimbursement represented a full settlement of all costs related to the proposed merger.

2. Summary of Significant Accounting Policies

   Principles of Consolidation

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All intercompany accounts and transactions have been eliminated.

   Use of Estimates in Preparation of Financial Statements

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and Cash Equivalents

         Cash and cash equivalents consist of cash in bank deposit accounts and short-term, highly liquid investments with original maturities of less than three months.

   Investments

         The Company classifies its investments in debt securities with original maturities greater than three months and remaining maturities less than one year as short-term investments and debt securities with remaining maturities greater than one year as long-term investments. The Company's policy is to protect the value of its fixed income investment portfolio and to minimize principal risk by earning returns based on current interest rates. At December 31, 2000, the Company's investments in debt securities based on its maturities were as follows (in thousands):

       Cash equivalents..........................................  $26,985
       Short-term investments....................................   20,633
       Long-term investments.....................................    1,514
                                                                   -------
                                                                   $49,132
                                                                   =======

                          WESTERN MULTIPLEX CORPORATION

         The Company classifies all of its investments in debt securities as available-for-sale in accordance with Statement of Financial Accounting Standards (SFAS) No. 115 "Accounting for Investments in Debt and Equity Securities". Accordingly, the Company reports its investments at fair value, with unrealized gains and losses, net of tax, recorded in stockholders' equity. The cost of securities sold is based on the specific identification method. Realized gains or losses and declines in value, if any, judged to be other than temporary on available-for-sale securities are reported in other income or expense. At December 31, 2000, the Company's investments in debt securities by major security types were as follows (in thousands):

                                                             Gross     Estimated
                                                           Unrealized    Fair
                                                   Cost      Gains       Value
                                                  -------  ----------  ---------
   Auction rate securities....................... $12,200     $--       $12,200
   Commercial paper..............................  19,962       4        19,966
   Federal agency securities.....................   3,724       2         3,726
   Corporate bonds...............................  13,234       6        13,240
                                                  -------     ---       -------
                                                  $49,120     $12       $49,132
                                                  =======     ===       =======

         In addition to its investments in debt securities, the Company's long-term and other includes restricted cash of $1.5 million related to a new noncancellable operating lease (see Note 6). In connection with this lease, the Company issued a standby letter of credit as a security deposit for the lease.

         The following summarizes the Company's cash and cash equivalents and investments (in thousands):

                                                                December 31,
                                                              ----------------
                                                               1999     2000
                                                              ------   -------
  Cash....................................................... $1,913   $ 4,109
  Cash equivalents...........................................     --    26,985
                                                              ------   -------
    Cash and cash equivalents................................  1,913    31,094
  Short-term investments.....................................     --    20,633
  Long-term investments......................................     --     1,514
  Restricted cash............................................     --     1,500
                                                              ------   -------
    Long-term investments and other..........................     --     3,014
                                                              ------   -------
                                                              $1,913   $54,741
                                                              ======   =======

  Revenue Recognition

         Revenue from product and part sales is recognized when all of the following conditions are met: the product has been shipped and title has passed to the customer, the selling price is fixed and determinable, the collection of the receivable is probable and there are no post-delivery obligations remaining. Provisions to revenue and cost of revenue are made at the time revenue is recognized for estimated return and warranty costs, respectively.

         The Company also provides certain services and rental units to customers. Revenue from services, such as preinstallation diagnostic testing and product repair services, is recognized upon completion of the service and acceptance by the customer. Revenue from product rentals is recognized over the period of the rental. Revenue from services and rental units were less than 4% of total revenue for all periods presented.

                          WESTERN MULTIPLEX CORPORATION

  Inventory

         Inventory includes materials, labor and overhead, is stated at the lower of cost (first-in, first-out), and consists of the following (in thousands):


                                                      December 31,
                                                -----------------------
                                                  1999            2000
                                                -------         -------
         Raw materials ................         $ 1,327         $ 3,628
         Work-in-process ..............           2,079           1,646
         Finished goods ...............           2,137           5,675
                                                -------         -------
                                                $ 5,543         $10,949
                                                =======         =======


  Equipment and Leasehold Improvements

         Equipment is recorded at cost and depreciated using the straight-line method based upon the estimated useful lives of the assets, which range from three to seven years. Leasehold improvements are recorded at cost and are amortized over the estimated lives of the improvements or the term of the lease, whichever is shorter. Maintenance and repairs that do not improve or extend the life of assets are expensed as incurred.

  Goodwill and Other Intangible Assets

         Goodwill represents the excess of cost over the fair market value of net assets acquired. Goodwill pushed down from the 1995 acquisition of the Company by GTI totals $22.0 million. This goodwill is being amortized on a straight- line basis over its estimated useful life of 30 years, or $0.7 million per year. Goodwill and other intangible assets related to the acquisition of Ubiquity (see Note 1) total $6.8 million. Of the $6.8 million, $6.5 million has been allocated to goodwill and $300,000 has been allocated to the patents acquired in the transaction. These intangibles are related to the acquisition and are being amortized on a straight-line basis over their estimated useful lives of three years. The carrying amount of goodwill would be reviewed if facts and circumstances suggest that it may be impaired. If the review indicates that goodwill will not be recoverable, as determined based on the expected future undiscounted cash flows of the Company over the remaining amortization period in accordance with Statement of Financial Accounting Standards (SFAS) No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of", the carrying amount of the goodwill will be reduced by the estimated shortfall. No such writedowns of goodwill have been recorded by the Company in any of the periods presented.

  Segment Reporting

         In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information" (SFAS No. 131). SFAS No. 131 establishes standards for disclosures about operating segments, products and services, geographic areas and major customers. The Company is organized and operates as one operating segment: providing wireless access products. Revenues by geographic area are attributed to the country from which the sale is made. To date, all of the Company's transactions have originated in one geographic location, the United States, even though many of the Company's customers may operate in foreign as well as domestic markets.

  Major Customers

         No customer accounted for more than 10% of total revenue for the year ended December 31, 1998. One customer Somera Communications, Inc., a distributor, accounted for 19% of total revenue for the year ended December 31, 1999. For the year ended December 31, 2000, Somera Communications Inc. and Avant Telecoms, Inc., a value-added reseller, accounted for 21% and 11% of our revenues, respectively.

                          WESTERN MULTIPLEX CORPORATION

  Research and Development

         Research and development costs are expensed as incurred and consist primarily of payroll costs, other direct expenses and overhead. During a portion of 1998, the Company and a Glenayre affiliate jointly worked on a product development project that resulted in both entities sharing the developed technology (see Note 11).

  Earnings Per Share of Common Stock

         Basic and diluted net income per share are presented in conformity with Statement of Financial Accounting Standards No. 128, "Earnings Per Share" (SFAS No. 128). Basic earnings per share under SFAS 128 were computed using the weighted average number of shares outstanding of 80,000,000, 73,000,000, and 47,044,568 for years ended December 31, 1998, 1999 and 2000, respectively. Diluted earnings per share is determined in the same manner as basic earnings per share except that the number of shares is increased assuming dilutive stock options and warrants using the treasury stock method. For years ended December 31, 1998 and 1999, the treasury stock method resulted in no dilutive securities and, accordingly basic and dilutive earnings per share were the same. For the year ended December 31, 2000, diluted earnings per share were computed using the weighted average number of shares outstanding of 52,080,734.

         The following is a reconciliation of the numerators and denominators of the basic and diluted net income per share computations for the three years ended December 31, 2000 (in thousands):

                                                                  Year Ended
                                                                 December 31,
                                                          ---------------------------
                                                            1998      1999      2000
                                                          -------   -------   -------

Net income (Numerator):
  Net income, basic & diluted .........................   $ 1,835   $ 1,177   $ 6,295
Shares (Denominator):
  Weighted average common shares outstanding ..........    80,000    73,000    47,045
                                                          -------   -------   -------
  Shares used in basic computation ....................    80,000    73,000    47,045
  Common shares issuable upon exercise of stock options
   (treasury stock method), net of unamortized deferred
   compensation and tax credit on assumed exercise ....      --        --       2,398
  Common shares issuable upon exercise of warrants
   (treasury stock method) ............................      --        --       2,638
                                                          -------   -------   -------
  Shares used in diluted computation ..................    80,000    73,000    52,081
                                                          =======   =======   =======
Net income/(loss) per share:
  Basic ...............................................   $  0.02   $  0.02   $  0.13
                                                          =======   =======   =======
  Diluted .............................................   $  0.02   $  0.02   $  0.12
                                                          =======   =======   =======


         For the year ended December 31, 2000, 1,710,000 stock options were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares and therefore, the effect would be anti-dilutive.

                          WESTERN MULTIPLEX CORPORATION

         Basic and diluted income (loss) per share on extraordinary items for the three years in the period ended December 31, 2000 are as follows (in dollars except share amounts):

                                                      Year Ended December 31,
                                              ---------------------------------------
                                                 1998           1999          2000
                                              -----------   -----------   -----------

Basic and diluted loss on early
 extinguishment of debt, net of tax per
 share ....................................          --            --           (0.01)
Shares used to compute the basic loss per
 share ....................................    80,000,000    73,000,000    47,044,568
Shares used to compute the diluted loss per
 share ....................................    80,000,000    73,000,000    52,080,734


  Recent Accounting Pronouncements

         In June 1998, the Financial Accounting Standards Board issued Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS No. 133), which establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires recognition of all derivatives at fair value in the financial statements. FASB Statement No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133," an amendment of FASB Statement No. 133, defers implementation of SFAS No. 133 until fiscal years beginning after June 15, 2000. To date, the Company has not entered into any derivative financial instrument contracts. Thus, the Company anticipates that SFAS No. 133 will not have a material impact on its financial statements.

         In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition. SAB No. 101 provides guidance on applying generally accepted accounting principles to revenue recognition in financial statements. The Company believes that its current accounting policies are in accordance with SAB No. 101.

         In March 2000, the Financial Accounting Standards Board issued Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation--an interpretation of APB No. 25. Interpretation No. 44 was effective July 1, 2000. Interpretation No. 44 clarifies the application of APB No. 25 for various issues, including:

         - the definition of an employee;

         - the criteria for determining whether a plan qualifies as a non-compensatory plan;

         - the accounting consequences of various modifications to the terms of a previously fixed stock option or award; and

         - the accounting for an exchange of stock compensation awards in a business combination.

Starting July 1, 2000, the Company adopted Interpretation No. 44, which did not result in a material impact on our financial position or the results of the Company's operations through December 31, 2000.

                          WESTERN MULTIPLEX CORPORATION

3. Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following (in thousands):

                                                          December 31,
                                                       ------------------
                                                         1999       2000
                                                       -------    -------

     Production, engineering and testing equipment .   $ 3,397    $ 4,601
     Office and computer equipment .................     1,458      4,174
     Leasehold improvements ........................       667        686
                                                       -------    -------
                                                       $ 5,522    $ 9,461
     Less: Accumulated depreciation and amortization    (3,026)    (4,080)
                                                       -------    -------
     Equipment and leasehold improvements, net .....   $ 2,496    $ 5,381
                                                       =======    =======


4. Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

                                                            December 31,
                                                         ------------------
                                                          1999        2000
                                                         ------      ------
     Accrued payroll and related benefits .........      $1,523      $5,693
     Accrued warranty costs .......................         444         649
     Income taxes payable .........................         524         234
     Accrued interest .............................         178        --
     Customer deposits ............................         269        --
     Deferred revenue .............................        --           627
     Deferred rent expense ........................         144         185
     Other ........................................         766       1,194
                                                         ------      ------
                                                         $3,848      $8,582
                                                         ======      ======


5. Long-Term Debt

         On November 1, 1999, the Company entered into a credit agreement with a financial institution. Long-term debt obligations under the credit agreement, less current portion due within one year, are summarized as follows (in thousands):

                                                                       December 31,
                                                                     -----------------
                                                                       1999      2000
                                                                     -------   -------

Term note A, interest at LIBOR plus 2.50% or prime plus 1.50%, as periodically elected by the Company (9.0% at December 31, 1999),
 maturing in November 2002 .......................................   $10,000   $  --
Term note B, interest at LIBOR plus 5.00% or prime plus 4.00%, as periodically elected by the Company (11.5% at December 31, 1999),
 maturing in November 2004 .......................................    12,000      --
                                                                     -------   -------
                                                                      22,000      --

Less: Current portion due within one year ........................     2,847      --
                                                                     -------   -------
  Total long-term debt ...........................................   $19,153   $  --
                                                                     =======   =======

                          WESTERN MULTIPLEX CORPORATION

         The credit agreement also included a $10 million revolving credit facility maturing in 2002. Interest rates for the borrowings under the revolving credit facility are at LIBOR plus 2.5% or prime plus 1.5%, as periodically elected by the Company. At December 31, 1999, there were $2.0 million of borrowings outstanding under the agreement. The weighted average interest rate on the revolving line of credit for the two months outstanding in 1999 was 8.5%.

         The fair value of the long-term debt and borrowings under the revolving credit facility approximates the carrying amounts at December 31, 1999.

         In August 2000, subsequent to the Company having completed its initial public offering, the Company repaid the term notes and all borrowings outstanding under the revolving credit facility (see Note 1). The total repayment including accrued interest was $28.9 million.

         At December 31, 2000, there were no borrowings outstanding under the revolving credit facility.

6. Commitments and Contingencies

  Operating Leases

         The Company leases its facilities under noncancellable operating lease agreements expiring at various dates through December 2010. Rent expense for the operating leases was approximately $558,000, $559,000, and $478,000 in 1998, 1999, and 2000, respectively. In September 2000, the Company entered into a new noncancellable operating lease agreement expiring in November 2010. As of December 31, 2000, no rent expense for this operating lease had been incurred. Future minimum lease payments under all noncancellable operating lease agreements as of December 31, 2000 are summarized as follows (in thousands):

       2001.................................................    $  3,287
       2002.................................................       3,436
       2003.................................................       3,547
       2004.................................................       3,664
       2005.................................................       3,785
       Thereafter...........................................      17,758
                                                                --------
                                                                $ 35,477
                                                                ========


  Employment Agreements and Change of Control Provisions

         The Company has entered into employment agreements with six of its officers to provide for payments of their base salaries for a period of up to twelve months plus bonuses in the event employment is terminated without cause or if the employer terminates employment with good reason, as defined. A change of control does not qualify as a good reason for terminating employment.

         In addition, in the event of a change of control, all outstanding options become fully vested and exercisable immediately prior to the change of control for one of the officers.

                          WESTERN MULTIPLEX CORPORATION

7. Income Taxes

         The Company provides for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability based approach in accounting for income taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax purposes. Valuation allowances are provided against assets that are not likely to be realized.

         The components of the provision for income taxes for the years ended December 31, 1998, 1999 and 2000 are as follows:

                                           1998         1999        2000
                                         -------      -------     -------
     Federal
       Current ....................      $ 1,394      $ 2,367     $ 6,135
       Deferred ...................         (354)         241        (137)
     State

       Current ....................          143          212         864
       Deferred ...................          (38)          11         (62)
                                         -------      -------     -------
                                         $ 1,145      $ 2,831     $ 6,800
                                         =======      =======     =======


         The provision for income taxes differs from the amounts which would result by applying the applicable statutory Federal income tax rate to income before taxes, as follows (in thousands):

                                                       1998       1999      2000
                                                      -------   -------   -------
     Provision at Federal statutory rate of 35% ...   $ 1,044   $ 1,403   $ 4,721
     Increases in taxes resulting from
       State income taxes, net of Federal benefits         85       143       742
       Nondeductible amortization of goodwill .....      --        --         668
       Nondeductible amortization of deferred stock
        compensation ..............................      --        --       1,545
       Nondeductible recapitalization costs .......      --       1,068      --
       Research and development tax credit ........      --        --        (798)
       Other ......................................        16       217       (78)
                                                      -------   -------   -------
         Total provision ..........................   $ 1,145   $ 2,831   $ 6,800
                                                      =======   =======   =======


For the years ended December 31, 1998, 1999 and 2000, the effective income tax rates were 38.4%, 70.6% and 50.4%, respectively.

         The major components of the net deferred tax asset are as follows (in thousands):

                                                             December 31,
                                                           ----------------
                                                            1999      2000
                                                           ------    ------

     Deferred Tax Assets:
       Tax goodwill amortization in excess of book ....    $3,826    $3,565
       Inventory reserve ..............................       558       554
       Warranty reserve ...............................       164       179
       Other reserves and accruals ....................       346       652
       Other ..........................................        45       188
                                                           ------    ------
         Total deferred tax asset .....................    $4,939    $5,138
                                                           ======    ======

                          WESTERN MULTIPLEX CORPORATION

         Prior to the recapitalization, the Company had a tax sharing agreement with Glenayre. The principal provisions of the method by which the consolidated amount of current and deferred tax expense was allocated to members of the group (including the Company) were based on the results of each member as if each were a stand-alone entity.

         The Company made a tax election to treat the share purchase by WMC Holding Corp. as an asset purchase for Federal income taxes in accordance with the terms of the Agreement. As a result of the recapitalization, the Company recorded a deferred tax asset of approximately $3.9 million with a corresponding increase to paid-in capital.

8. Common Stock

  Common Stock

         The Company's common stock consists of Class A and Class B common stock. Holders of Class A common stock are entitled to one vote per share; holders of Class B common stock are entitled to ten votes per share. Each share of Class B common stock is convertible into one share of Class A common stock at the election of the shareholder or automatically in the event of an initial public offering of the Company. As of December 31, 1999, there were no shares of Class A common stock issued or outstanding.

         In conjunction with the recapitalization transaction discussed in Note 1, the Company repurchased 42,000,000 shares of Class B common stock for $21.0 million from Glenayre. The repurchased shares are held as treasury shares as of December 31, 1999.

         Simultaneously with the closing of the Company's initial public offering as discussed in Note 1, all of the Company's then outstanding 38,000,000 shares of Class B common stock and 42,000,000 shares of Class B treasury stock were automatically converted into 38,000,000 shares of Class A common stock and 42,000,000 shares of Class A treasury stock, respectively. As of December 31, 2000, there were 55,569,419 shares of Class A common stock issued and outstanding and 42,000,000 shares of Class A treasury stock.

  Warrants

         In connection with the recapitalization discussed in Note 1, the Company issued 4,370,000 warrants to a holding company, owned by the Chief Executive Officer of the Company, and a trust, of which a director of the Company is trustee and beneficiary. Each new warrant is convertible into one share of Class A common stock of the Company at an exercise price of $.50 per share. These warrants expire on the tenth anniversary from date of issuance. As of December 31, 2000, all of the 4,370,000 warrants had been exercised.

         In connection with the new operating lease entered into in September 2000 as discussed in Note 6, the Company issued 25,000 warrants to the lessor in November 2000. Each new warrant is convertible into one share of Class A common stock of the Company at an exercise price of $14.01 per share. These warrants are exercisable during the period beginning on December 1, 2000 and ending on December 1, 2005. The Company will estimate the fair value of the warrants using the Black-Scholes option valuation model and will record compensation expense accordingly throughout the life of the lease.

  Stock Split

         In connection with the recapitalization transaction discussed in Note 1, the Company increased the number of authorized shares for Class A common stock and Class B common stock to 100,000,000 common shares each and effected an 80,000- for-1 stock split of the then 1,000 outstanding Class B common shares. All share and per share amounts have been restated to retroactively reflect this stock split for all periods presented.

                          WESTERN MULTIPLEX CORPORATION

  Stock Sales

         During the year ended December 31, 2000, certain Western Multiplex employees and consultants entered into co-investment agreements with WMC Holding Corp. Under the co-investment agreements, 3,830,351 shares were purchased of WMC Holding at $0.50 per share and WMC Holding used the proceeds to purchase 3,830,351 shares of Class A common stock of the Company at $0.50 per share. Included in the stock sales were 55,000 shares of Class A common stock of the Company sold to consultants at a price of $.50 per share. The difference between the sale price and the deemed fair value for accounting purposes will be recorded as additional consulting expense over the period the services are performed in accordance with Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. During the year ended December 31, 2000, the Company recorded approximately $40,000 in consulting expense in connection with these co-investment agreements.

  Deferred Stock Compensation

         In connection with the grant of certain stock options and sales of certain stock to employees and directors during fiscal 2000, the Company recorded deferred stock compensation within stockholders' equity of $8.5 million, representing the difference between the estimated fair value of the common stock for accounting purposes and the option exercise price of these options at the date of grant or the stock sale price at the date of sale. Such amount is presented as a reduction of stockholders' equity. The portion of deferred stock compensation associated with the stock options will be amortized over the vesting period of the applicable options using an accelerated method of amortization. Under the accelerated method, each vested tranche of options is accounted for as a separate option grant awarded for past services. Accordingly, the compensation expense is recognized over the period during which the services will be provided; however, the method results in a front- loading of the compensation expense. For the portion of deferred stock compensation associated with stock sales, the Company records the expense over the period the shares are vested under the accelerated method. The Company recorded amortization of deferred compensation for the year ended December 31, 2000 of $4.2 million.

9. Stock Option Plans

1999 Stock Incentive Plan

         In November 1999, the Company adopted the Western Multiplex 1999 Stock Incentive Plan (the "1999 Plan") for key employees, officers, directors and consultants. The Company has reserved for issuance 10,500,000 shares of Class A common stock under the 1999 Plan. The type of awards that may be made under the 1999 Plan are incentive stock options, non-qualified options, stock appreciation rights, and other stock-based awards.

         The exercise price for stock options may not be less than 100% of the fair market value of the Company's common stock on the date of the grant (110% for any option granted to any stockholder who owns more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation), as determined by the Compensation Committee. An option may not vest at less than 20% per year over five years, as determined by the Compensation Committee.

  Ubiquity Communication Plans

         In connection with our acquisition of Ubiquity Communication, Inc. on March 24, 2000, we assumed the obligations under Ubiquity Communication's equity incentive plans. As a result, all options granted under the Ubiquity Communication equity incentive plans became options to purchase shares of our common stock. We do not intend to make any future grants under these plans. As of March 24, 2000, we assumed 137,727 options that had been granted under these plans.

                          WESTERN MULTIPLEX CORPORATION

         Ubiquity Communication maintained three equity incentive plans (the "Ubiquity Plans"): the 1999 Stock Plan, the 1998 Stock Plan and the 1997 Stock Option Plan. The 1998 and 1999 plans provide for the grant of non-qualified and qualified stock options and restricted stock. The 1997 Stock Option Plan provides for the grant of non-qualified and qualified stock options. Under the Ubiquity Plans, grants could be made to Ubiquity Communication employees, consultants and directors. All of the Ubiquity plans are administered and interpreted by our board of directors or compensation committee.

         Generally, the Ubiquity Plans also provided that all qualified stock options be granted with an exercise price at least equal to 100% of the fair market value of the underlying shares and that all nonqualified stock options be granted with an exercise price at least equal to 85% of the fair market value of the underlying shares. In either case, the exercise price must be 110% of the fair market value for an optionholder who owns stock representing more than 10% of the voting power of all classes of stock. The Ubiquity Plans also provide that, in the event of a merger or other corporate transaction, options could be granted with a per share exercise price other than as described above. All options issued under the plans must vest no less frequently than 20% per year over five years from the date the options are granted, and with respect to the 1998 Stock Plan and 1999 Stock Plan, all restricted stock must also vest no less frequently than 20% per year over five years from the date the stock is granted.

2000 Stock Option Plan for Non-Employee Directors

         In June 2000, the Company adopted the 2000 Stock Option Plan for Non-Employee Directors. The plan (the "2000 Plan") provides for the issuance of a maximum of 1,500,000 shares of common stock pursuant to the grant of non-qualified stock options to newly elected members of the board of directors who are not employees of our company. The 2000 Plan is intended to be a self-governing formula plan, which requires minimal discretionary action by any administrative body with regard to any transaction under the plan. To the extent that any questions of administration arise, they will be resolved by our board of directors.

         The exercise price of any option granted under this plan is the per share fair market value of our common stock on the date the option is granted except with respect to the initial grants made as of June 8, 2000, for which the exercise price is $8.50. An individual who becomes a director will receive an initial grant of an option to purchase 100,000 shares of our common stock, which option will be immediately vested upon grant as to one-third of the shares subject to the option. The option will then become vested as to one- third of the shares on each of the first and second anniversaries of the date of the initial grant, so long as the director continues to serve on our board of directors on each vesting date. In addition, so long as a director continues to serve on our board of directors, the director will, as of the third anniversary of the date of the initial grant and triennially thereafter, receive an additional option to purchase 15,000 shares, the terms of which will be the same as those described above.

                          WESTERN MULTIPLEX CORPORATION

         The following table summarizes stock options activity under the 1999 Plan, the Ubiquity Plans and the 2000 Plan:


                                                                  Options
                                                                Outstanding
                                                         ------------------------
                                                                         Weighted
                                                                         Average
                                          Options         Number of      Exercise
                                         Available          Shares         Price
                                        -----------      -----------     --------

       Authorized ...................    10,500,000
       Granted ......................          --               --          --
       Exercised ....................          --               --          --
       Cancelled ....................          --               --          --
                                        -----------      -----------      ------
     Balance at December 31, 1999 ...    10,500,000             --          --
       Authorized ...................     1,637,727
       Granted ......................    (7,633,227)       7,633,227        4.62
       Exercised ....................          --            (16,000)       0.50
       Cancelled ....................       183,499         (183,499)       6.71
                                        -----------      -----------     -------
     Balance at December 31, 2000 ...     4,687,999        7,433,738     $  4.53
                                        ===========      ===========     =======


         The following table summarizes information about options outstanding and options exercisable at December 31, 2000 under the 1999 Plan and the Ubiquity Plans:

                                                                    Options
                              Options Outstanding                 Exercisable
                      ------------------------------------   ---------------------
                                    Weighted
                                     Average      Weighted                Weighted
                                   Contractual     Average                 Average
        Range of       Number of     Life (in     Exercise   Number of    Exercise
     Exercise Prices    Shares        years)        Price      Shares       Price
     ---------------  ----------   -----------    --------   ----------   --------

             $ 0.50    4,386,001        9.1        $  0.50    1,746,071    $  0.50
     $ 1.67--$ 8.06      529,727        9.2        $  6.11      103,217    $  3.88
     $ 8.5 --$ 9.00      787,500        6.1        $  8.61      133,332    $  8.50
     $10.00--$11.00      999,500        9.5        $ 10.59       60,000    $ 10.00
     $12.00--$21.44      731,000        9.8        $ 14.92       37,500    $ 19.13
     --------------   ----------       ----        -------   ----------    -------
     $ 0.50--$21.44    7,433,728        8.9        $  4.53    2,080,120    $  1.79
     ==============   ==========       ====        =======   ==========    =======

                          WESTERN MULTIPLEX CORPORATION

         The Company follows the provisions of SFAS No. 123, which calls for companies to measure employee stock compensation expense based on the fair value method of accounting. As allowed by SFAS No. 123, the Company elected the continued use of APB Opinion No. 25, with pro forma disclosure of net loss determined as if the fair value method had been applied in measuring compensation cost. Had compensation cost for the Company's stock based compensation awards been determined under the fair value method consistent with SFAS No. 123, the Company's net income for the year ended December 31, 2000 would have resulted in the following pro forma amounts (in thousands except per share amounts):

     As Reported:
       Net income.....................................................    $ 6,295
       Basic earnings per share.......................................    $  0.13
       Diluted earnings per share.....................................    $  0.12
     Pro Forma:
       Net loss.......................................................    $(5,824)
       Basic earnings per share.......................................    $ (0.12)
       Diluted earnings per share.....................................    $ (0.11)
     Weighted average fair value of options granted during the year...    $  4.40


The fair value of each option grant for the year ended December 31, 2000 was estimated on the date of grant using the Black-Scholes option valuation model with the following assumptions:

     Risk-free interest rate..........................................       6.00%
     Average expected life of option..................................     4 years
     Dividend yield...................................................          0%
     Volatility of common stock.......................................       2.92

Consistent with SFAS No. 123, there were no pro forma amounts for the years ended December 31, 1998 and 1999, because no options were outstanding as of December 31, 1998 and 1999.

10. Employee Benefit Plan

         The Company adopted an Employees' Investment 401(K) Plan that covers all employees and provides that the Company match employees' salary deferrals up to 4% of eligible employee compensation. The amounts charged to continuing operations were $521,000 in 2000.

11. Related Party Transactions

         The Company was a wholly owned subsidiary of GTI from April 25, 1995 through October 31, 1999. Over that period, a variety of costs were incurred by GTI and its affiliates on behalf of the Company. The costs directly attributable to the Company have been charged to the Company in the period such costs were incurred and included in the accompanying income statements. In addition to those charges, certain other indirect costs were incurred by GTI and its affiliates, as follows:

         . Beginning in 1997 through February 1998, the Company and a GTI affiliate jointly developed a product. The resulting technology was jointly shared by both entities upon completion. Glenayre's estimated

                          WESTERN MULTIPLEX CORPORATION
labor and materials costs during 1998 were approximately $639,000. The costs incurred by the affiliate were not charged to the Company and, accordingly, are not reflected in the accompanying income statement.

         - Glenayre and affiliates shared certain services to assist the Company in international sales, marketing and customer support services. The estimated costs of such services were approximately $485,000 and $20,000 for 1998 and 1999, respectively. These costs are included in sales and marketing expenses in the accompanying income statement.

         - Glenayre and affiliates have provided or incurred certain other costs for various administrative services through the date of the recapitalization. These administrative services included preparation of certain tax returns, employee benefits planning and administration, limited general accounting and limited legal services. Such costs, based on management's best estimate using amounts provided by Glenayre finance personnel, are estimated to be $65,000 and $80,000 for 1998 and 1999, respectively. These amounts are included in general and administrative expenses in the accompanying financial statements.

         During 1998 and a portion of 1999, the Company transferred cash to Glenayre. These transfers were recorded by the Company as related party accounts receivable. Because the account receivable from Glenayre was ultimately forgiven as part of the recapitalization transaction in 1999, the net receivable from Glenayre of $1.1 million as of December 31, 1998 was reflected as a contra-equity account in the accompanying balance sheet.

         One of the principal investors in WMC Holding Corp. also provides consulting and management advisory services to the Company beginning November 1, 1999. The Company was charged 1% of net revenue, or $0.1 million for the two-month period ended December 31, 1999. The fee has been reflected as a component of general and administrative expenses in the income statement for 1999. This agreement terminated on June 30, 2000. The same investor also charged the Company $1.7 million for fees and expenses associated with the recapitalization transactions during 1999. These costs, along with the attorneys, accountants and other fees all totaling $3.1 million, were classified as recapitalization costs, an operating expense in the income statement for 1999. The same investor charged the Company $700,000 for fees and expenses associated with the issuance of Class A common stock in connection with the initial public offering in August 2000. These issuance costs were netted against paid-in capital under stockholders' equity.

         The Company had a non-interest bearing demand note payable to WMC Holding Corp. as of December 31, 1999 totaling $1.2 million, of which $1.1 million was repaid as of December 31, 2000.

12. Subsequent Event (Unaudited)

         On March 22, 2001, the Company acquired WirelessHome Corporation ("WirelessHome") located in Long Beach, California. WirelessHome is a development stage company that designs and develops point-to-multipoint systems. The acquisition will be accounted for as a purchase. In a cash and stock transaction, the Company initially acquired WirelessHome at an estimated purchase price of approximately $18 million. The total purchase price is subject to adjustments upon WirelessHome meeting certain development milestones and other considerations. Because WirelessHome will replace Ubiquity in the development of our point-to-multipoint, we have decided to close our Ubiquity operations at the end of the first quarter of 2001. As a consequence, we will reassess the fair value of the assets acquired in the Ubiquity acquisition for the purpose of identifying potential impairment and may record restructuring reserves.

As a result, we intend to record an impairment charge against the carrying value of Ubiquity assets and certain restructuring reserves in the first quarter of 2001.

                         Western Multiplex Corporation

          Schedule II--Valuation and Qualifying Accounts and Reserves
                                 (in thousands)






                                  BALANCE AT          ADDITIONS                        BALANCE AT
                                THE BEGINNING         CHARGED TO                       THE END OF
                                 OF THE YEAR            EXPENSE          DEDUCTIONS     THE YEAR
                                --------------        ----------         ----------    ----------

Allowance for doubtful accounts
    Year ended
     December 31, 1998..........    100                   --                  --           100
   Year ended
     December 31, 1999..........    100                   239                 --           339
   Year ended
     December 31, 2000..........    339                   105                 --           444
